                                                                    EXHIBIT 21.0
                                                                   (Page 1 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
----------------------------------------  ------------------  -----------------
Arco Toys, Limited                        Hong Kong                       100%
ARCOTOYS, Inc.                            Delaware                        100%
Far West Insurance Company, Limited       Bermuda                         100%
Fisher-Price, Inc.                        Delaware                        100%
Mabamex, S.A. de C.V.                     Mexico                          100%
Matchbox Collectibles (Europe) Ltd.       U.K.                            100%
Matchbox Toys (USA) Inc.                  New Jersey                      100%
Mattel Argentina S.A.                     Argentina                       100%
Mattel Chile S.A.                         Chile                           100%
Mattel Colombia S.A.                      Colombia                        100%
Mattel East Asia Limited                  Hong Kong                       100%
Mattel Espana, S.A.                       Spain                           100%
Mattel Factoring, Inc.                    Delaware                        100%
Mattel (HK) Limited                       Hong Kong                       100%
Mattel Holding, Inc.                      Delaware                        100%
 Mattel U.K. Limited                      U.K.                            100%
  Fisher-Price Toys Ltd.                  U.K.                            100%
  Matchbox Toys Ltd.                      U.K.                            100%
  Mattel Group PLC                        U.K.                            100%
   J.W. Spear & Sons PLC                  U.K.                            100%
Mattel Holdings Limited                   Canada                          100%
 Mattel Canada Inc.                       Canada                          100%
Mattel I., Inc.                           Delaware                        100%
 Mattel S.r.l.                            Italy                           100%
  Fisher-Price, S.r.l.                    Italy                           100%
  Mattel A.E.B.E.                         Greece                          100%
  Mattel A.G.                             Switzerland                     100%
  Mattel Manufacturing Europe, S.r.l.     Italy                           100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Twenty one are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately seventeen subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.


                                                                    EXHIBIT 21.0
                                                                   (Page 2 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
----------------------------------------  ------------------  -----------------
Mattel N.V.                               Netherlands                     100%
                                           Antilles
 Mattel Europe Holdings B.V.              The Netherlands                 100%
  Fisher-Price Beteiligungs-G.m.b.H.      Germany                         100%
   Mattel G.m.b.H.                        Germany                         100%
    Mattel Hungary Ipari Es Kereskedelmi  Hungary                         100%
     KFT
    Mattel Spol. S.R.O.                   Czech Republic                  100%
  Mattel Europa B.V.                      The Netherlands                 100%
   Mattel B.V.                            The Netherlands                 100%
   P.T. Mattel Indonesia                  Indonesia                       100%
  Mattel France S.A.                      France                          100%
   Corolle S.A.                           France                          100%
    Mattel Portugal Limitada              Portugal                        100%
  Mattel Gesellschaft m.b.H.              Austria                         100%
  Mattel Scandinavia A/S                  Denmark                         100%
Mattel Japan Limited                      Japan                           100%
Mattel (K.L.) Sdn.Bhd.                    Malaysia                        100%
Mattel (Malaysia) Sdn.Bhd.                Malaysia                        100%
Mattel Media, Inc.                        Delaware                        100%
Mattel de Mexico, S.A. de C.V.            Mexico                          100%
Mattel (NZ) Limited                       New Zealand                     100%
Mattel Operations, Inc.                   Delaware                        100%
Mattel Overseas, Inc.                     California                      100%
 Mattel Vendor Operations Asia Limited    Hong Kong                       100%
Mattel Polska Sp. Z.O.O.                  Poland                          100%
Mattel Pty. Limited                       Australia                       100%
Mattel Realty Corporation                 Delaware                        100%
Mattel Servicios, S.A. de C.V.            Mexico                          100%
Mattel Sales Corp.                        California                      100%
Mattel Southeast Asia Pte. Ltd.           Singapore                       100%
Mattel Specialty, Inc.                    Delaware                        100%
Mattel Tools Sdn.Bhd.                     Malaysia                        100%
Mattel Taiwan Corporation                 Taiwan                          100%
Mattel de Venezuela, C.A.                 Venezuela                       100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Twenty one are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately seventeen subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.

                                                                    EXHIBIT 21.0
                                                                   (Page 3 of 3)

                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------
                                                                Percentage of
                                                                   Voting
                                                                 Securities
                                             Jurisdiction      Owned Directly
                                               in Which         or Indirectly
             Subsidiaries(1)                  Organized          By Parent(2)
----------------------------------------  ------------------  -----------------
Montoi S.A. de C.V.                       Mexico                          100%
Precision Moulds Limited                  Hong Kong                       100%
Tyco Hong Kong Ltd.                       Hong Kong                       100%
Tyco Preschool Toys, Inc.                 Delaware                        100%
Tyco Toys (Europe) N.V.                   Belgium                         100%
Tyco Toys (Switzerland) AG                Switzerland                     100%
Tyco Toys (UK) Ltd.                       U.K.                            100%
Universal International Holdings Ltd.     Hong Kong                       100%



1
  All of the subsidiaries listed above are included in the Consolidated Financial Statements. Twenty one are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately seventeen subsidiaries are inactive and financial statements are not prepared for such companies.

2
  Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.
